UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2007

RED REEF LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-52658
(Commission File Number)

75-3086416
(I.R.S. Employer Identification No.)

450 Fairway Drive, #103
Deerfield Beach, FL  33441
(Address of Principal Executive Offices) (Zip Code)

954-725-9475
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by Red Reef Laboratories International, Inc., a Florida corporation (“Registrant”), in connection with the items described below.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On or about August 21, 2007, Securities and Exchange Commission ("SEC") had comments on the Registrant's unaudited financial statements for the three and six months ended March 31, 2007 and 2006, and audited financial statements for the fiscal years ended September 30, 2006 and 2005, which were filed with the first amendment to the registration statement on Form 10SB/A on August 3, 2007. Accordingly, the Registrant will restate the financial statements for these periods Therefore, the unaudited financial statements for the three and six months ended March 31, 2007 and 2006, and audited financial statements for the fiscal years ended September 30, 2006 and 2005 should no longer be relied upon because of an error in such financial statements as may be modified, supplemented or succeeded pursuant to the comments from SEC.

The unaudited financial statements for the three and nine months ended June 30, 2007 and 2006, were filed with the quarterly report on Form 10QSB on August 14, 2007. The quarterly report was not reviewed by the independent auditors and is in the process of being reviewed; and as such the Form 10QSB will be amended based upon changes to the opening balance sheet in connection with the above. We expect any amendments, if necessary, to be filed within the next 10 business days.

The Registrant does not have an audit committee. The board of directors authorized the Chief Financial Officer of the Registrant to discuss with the registrant’s independent accountant the matters disclosed in the filing pursuant to this Item 4.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED REEF LABORATORIES INTERNATIONAL, INC.

DATED: August 29, 2007	By:	/s/ Claus Wagner Bartak
Claus Wagner Bartak, President

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